EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-210909, 333-208070, 333-128953, 333-12473, 333-66781, 333-88373, 333-51294, 333-110650, 333-119272, 333-175388, 333-169673, 333-147587, and 333-128953), of Rennova Health, Inc. of our report dated April 24, 2018 related to the consolidated financial statements as of and for the years ended December 31, 2017 and 2016 which appear in the Form 10-K for the year ended December 31, 2017.

/s/ Green & Company, CPAs
Green & Company, CPAs
Temple Terrace, FL
Dated: April 24, 2018